Exhibit 23

Nucor Corporation

2003 Form 10-K

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 2-84117 (including 2-50058), 2-51735, 33-27120 (including 2-55941 and 2-69914), 33-56649, 333-85375, 333-108749 and 333-108751) of Nucor Corporation of our report dated February 9, 2004 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 12, 2004